UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      October 30, 2009

     EMERGING CTA PORTFOLIO L.P.

(Exact name of registrant as specified in its charter)

New York	000-53211	04-3768983

(State or other                                                                        (Commission File                                                     (IRS Employer

jurisdiction of	Number)	Identification No.)

 incorporation)

c/o Ceres Managed Futures LLCS

55 East 59th Street, 10th Floor

New York, NY 10022

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 559-2011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

Ceres Managed Futures LLC, the general partner of the Registrant, and the Registrant have entered into a management agreement dated as of October 30, 2009 with PGR Capital LLP (the “Advisor”), a United Kingdom limited liability partnership, pursuant to which the Advisor shall manage the portion of the Registrant’s assets allocated to it.

The Registrant pays the Advisor a monthly fee for professional management services equal to 2% per year of the month-end net assets allocated to the Advisor. The Advisor also receives a quarterly incentive fee equal to 17% of New Trading Profits (as defined in the attached Management Agreement) earned by the Advisor.

The Management Agreement expires on June 30th of each year and may be renewed by the general partner, in its sole discretion, for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period.

The Management Agreement is filed herewith as Exhibit 10.1.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit 10.1	Management Agreement among the Registrant, Ceres Managed Futures LLC and PGR Capital LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC, General Partner

By /s/ Jerry Pascucci
Jerry Pascucci
President and Director

By /s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer and Director

Date: November 5, 2009